      As filed with the Securities and Exchange Commission on July 24, 2000
                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1993

                                   -----------

                          ROYAL CARIBBEAN CRUISES LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          LIBERIA                                         98-0081645
-------------------------------               ---------------------------------
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                    1050 Caribbean Way, Miami, Florida 33132
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                          ROYAL CARIBBEAN CRUISES LTD.
                        1995 INCENTIVE STOCK OPTION PLAN
             ------------------------------------------------------
                            (Full title of the plan)

                                   -----------
                             MICHAEL J. SMITH, ESQ.
                          Royal Caribbean Cruises Ltd.
                               1050 Caribbean Way
                              Miami, Florida 33132
             ------------------------------------------------------
                     (Name and address of agent for service)

                                 (305) 539-6000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   -----------

                         CALCULATION OF REGISTRATION FEE

TITLE OF                                  PROPOSED              PROPOSED
SECURITIES TO                             MAXIMUM               MAXIMUM
BE                AMOUNT TO BE            OFFERING PRICE        AGGREGATE           AMOUNT OF
REGISTERED        REGISTERED (1) (2)      PER SHARE (3)         OFFERING PRICE      REGISTRATION FEE
----------        ------------------      -------------         --------------      ----------------
Common
Stock, par
value $.01        1,000,000
per share         Shares                  U.S.$18.91            U.S.$18,910,000     US$4,992

--------------
(1) Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plan.

(2) Registrant previously registered an aggregate of 2,700,000 shares of common stock (as adjusted to reflect a two-for-one stock split by the Company in July, 1998) under Registration Statement Nos. 33-95224 and 333-7288 on Form S-8 offered pursuant to Registrant's 1995 Incentive Stock Option Plan. The amount to be registered above represents the registration of an additional number of shares offered pursuant to such incentive stock option plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange Composite tape on July 20, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement covers the registration of additional securities of the same class as other securities for which Registration Statements filed on Form S-8 (No. 33-95224 and No. 333-7288) relating to Registrant's 1995 Incentive Stock Option Plan are effective. The contents of Registration Statement Nos. 33-95224 and 333-7288 are hereby incorporated in this Registration Statement by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 21st day of July, 2000.

ROYAL CARIBBEAN CRUISES LTD.
(Registrant)

By: /s/ RICHARD D. FAIN
   --------------------------
Richard D. Fain
Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of July 21st, 2000, by the following persons in the capacities indicated:

SIGNATURE                              TITLE

/s/ RICHARD D. FAIN                    Chairman, Chief Executive Officer and
------------------------               Director (Principal Executive Officer)
Richard D. Fain

/s/ RICHARD J. GLASIER                 Executive Vice President and Chief
------------------------               Financial Officer (Principal Financial
Richard J. Glasier                     Officer)

/s/ BLAIR H. GOULD                     Vice President and Controller
------------------------               (Principal Accounting Officer)
Blair H. Gould

/s/ TOR ARNEBERG                       Director
------------------------
Tor Arneberg

------------------------               Director
Bernard W. Aronson

/s/ JOHN D. CHANDRIS                   Director
------------------------
John D. Chandris

/s/ KASPAR K. KIELLAND                 Director
------------------------
Kaspar K. Kielland

/s/ LAURA LAVIADA                      Director
------------------------
Laura Laviada

/s/ JANNIK LINDBAEK                                  Director
------------------------
Jannik Lindbaek

/s/ EYAL OFER                                        Director
------------------------
Eyal Ofer

/s/ THOMAS J. PRITZKER                               Director
------------------------
Thomas J. Pritzker

/s/ WILLIAM K. REILLY                                Director
------------------------
William K. Reilly

/s/ EDWIN W. STEPHAN                                 Director and Vice Chairman
------------------------
Edwin W. Stephan

/s/ ARNE WILHELMSEN                                  Director
------------------------
Arne Wilhelmsen

* By:
     -------------------
       Richard D. Fain, as
       Attorney in Fact

Authorized Representative in the United States:

By: /s/ RICHARD D. FAIN
------------------------
      Richard D. Fain

                                  EXHIBIT INDEX

EXHIBIT                                                           SEQUENTIALLY
NUMBER       DESCRIPTION OF DOCUMENT                              NUMBERED PAGE
------       -----------------------                              -------------

4            Royal Caribbean Cruises Ltd.
             1995 Incentive Stock Option Plan,
             as amended

5            Opinion of Michael J. Smith, Esq.


23.1 Consent of Michael J. Smith, Esq. (included in Exhibit 5 to this Registration Statement)

23.2         Consent of PricewaterhouseCoopers LLP,
             independent certified public accountants